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                                                                     Exhibit 4.2

                             CERTIFICATE OF TRUST

                                      OF

                                 FBS CAPITAL I

     THIS CERTIFICATE OF TRUST of FBS CAPITAL I (the "Trust"), dated as of October 31, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ((S)) 3801 et seq.).

     1. Name. The name of the business trust being formed hereby is FBS Capital
I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

                              WILMINGTON TRUST COMPANY
                                not in its individual capacity but solely as Trustee



                              By:_____________________________________
                                 Name:
                                 Title:

                              ________________________________________
                              DAVID J. PARRIN, not in his individual
                                capacity but solely as Administrative Trustee


                              ________________________________________
                              SUSAN E. LESTER, not in her individual
                                capacity but solely as Administrative Trustee


                              ________________________________________
                              LEE R. MITAU, not in his individual
                                capacity but solely as Administrative
                                Trustee